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                                                                    Exhibit 1.2


                         INFINITE TECHNOLOGY GROUP LTD.

                        2,000,000 SHARES OF COMMON STOCK

                            SELECTED DEALER AGREEMENT

                               New York, New York

                                                  ________, 2000


Ladies and Gentlemen:

     1. Auerbach, Pollak & Richardson, Inc. ("APR") and [insert] ["insert"] (collectively, the "Representatives") and the other Underwriters named in the Prospectus (collectively the "Underwriters"), acting through us as the Representatives, are severally offering for sale an aggregate of 2,000,000 shares ("Shares") of common stock (the "Firm Securities") of Infinite Technology Group Ltd. (the "Company"), which we have agreed to purchase from the Company, and which are more particularly described in the Registration Statement, Underwriting Agreement and Prospectus. In addition, the several Underwriters have been granted an option to purchase from the Company up to an additional 300,000 Shares (the "Option Securities") to cover over-allotments in connection with the sale of the Firm Securities. The Firm Securities and any Option Securities purchased are herein called the "Securities". The Securities and the terms under which they are to be offered for sale by the several Underwriters are more particularly described in the Prospectus.

     2. The Securities are to be offered to the public by the several Underwriters at the price per Share set forth on the cover page of the Prospectus (the "Public Offering Price"), in accordance with the terms of offering set forth in the Prospectus.

     3. Some or all of the several Underwriters are severally offering, subject to the terms and conditions hereof, a portion of the Securities for sale to certain dealers who are actually engaged in the investment banking or securities business and who are either (a) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or (b) dealers with their principal places of business located outside the United States, its territories and its possessions and not registered as brokers or dealers under the Securities Exchange Act of 1934, as amended (the "1934 Act"), who have agreed not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein (such dealers who shall agree to sell Securities hereunder being herein called "Selected Dealers") at the public offering price, less a selling concession (which may be changed) of not in excess of $_______ per Share payable as hereinafter provided, out of which concession an amount not exceeding $_________ per Share may be reallowed by Selected Dealers to members of the NASD or foreign dealers qualified as aforesaid. The Selected Dealers who are members of the NASD agree to comply with all of the provisions of the NASD Conduct Rules. Foreign Selected Dealers agree to comply with the provisions of Rule 2740 of the NASD Conduct Rules, and, if


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any such dealer is a foreign dealer and not a member of the NASD, such Selected
Dealer also agrees to comply with the NASD's Interpretation with Respect to Free-Riding and Withholding, and to comply, as though it were a member of the NASD, with the provisions of Rules 2730 and 2750 of the NASD Conduct Rules, and to comply with Rule 2420 of the NASD Conduct Rules as that Rule applies to non-member foreign dealers. Some or all of the Underwriters may be included among the Selected Dealers. Each of the Underwriters has agreed that, during the term of this Agreement, it will be governed by the terms and conditions hereof whether or not such Underwriter is included among the Selected Dealers.

          4. APR and [insert] shall act as Representatives on behalf of the Underwriters and shall have full authority to take such action as we may deem advisable in respect to all matters pertaining to the public offering of the Securities.

          5. If you desire to act as a Selected Dealer, and purchase any of the Securities, your application should reach us promptly by telefax or telegraph at the offices of APR, 450 Park Avenue, 8th Floor, New York, New York 10022, facsimile (212) 508-1376. We reserve the right to reject subscriptions in whole or in part, to make allotments, and to close the subscription books at any time without notice. The Securities allotted to you will be confirmed, subject to the terms and conditions of this Agreement.

          6. The privilege of subscribing for the Securities is extended to you only on behalf of such of the Underwriters, if any, as may lawfully sell the Securities to Selected Dealers in your state or other applicable jurisdiction.

          7. Any Securities to be purchased by you under the terms of this Agreement may be immediately re-offered to the public in accordance with the terms of offering as set forth herein and in the Prospectus, subject to the securities or Blue Sky laws of the various states or other jurisdictions.

          You agree to pay us on demand for the accounts of the several Underwriters an amount equal to the Selected Dealer concession as to any Securities purchased by you hereunder which, prior to the completion of the public offering as defined in paragraph 8 below, we may purchase or contract to purchase for the account of any Underwriter and, in addition, we may charge you with any broker's commission and transfer tax paid in connection with such purchase or contract to purchase. Certificates for Securities delivered on such repurchases need not be the identical certificates originally purchased.

          You agree to advise us from time to time, upon request, of the number of Securities purchased by you hereunder and remaining unsold at the time of such request, and, if in our opinion any such Securities shall be needed to make delivery of the Securities sold or over-allotted for the account of one or more of the Underwriters, you will, forthwith upon our request, grant to us for the account or accounts of such Underwriter or Underwriters the right, exercisable promptly after receipt of notice from you that such right has been granted, to purchase, at the

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Public Offering Price less the selling concession or such part thereof as we shall determine, such number of Securities owned by you as shall have been specified in our request.

          No expenses shall be charged to Selected Dealers. A single transfer tax, if payable, upon the sale of the Securities by the respective Underwriters to you will be paid when such Securities are delivered to you. However, you shall pay any transfer tax on sales of Securities by you and you shall pay your proportionate share of any transfer tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against you and other Selected Dealers as a group or otherwise.

          Neither you nor any other person is or has been authorized to give any information or to make any representation in connection with the sale of the Securities other than as contained in the Prospectus.

          8. The first three paragraphs of Section 7 hereof will terminate when we shall have determined that the public offering of the Securities has been completed and upon telefax notice to you of such termination, but, if not theretofore terminated, they will terminate at the close of business on the 30th full business day after the date hereof; provided, however, that we shall have the right to extend such provisions for a further period or periods, not exceeding an additional 30 days in the aggregate upon telefax notice to you.

          9. For the purpose of stabilizing the market in the Securities, we have been authorized to make purchases and sales of the Securities of the Company, in the open market or otherwise, for long or short account, and, in arranging for sales, to over-allot.

          10. On becoming a Selected Dealer, and in offering and selling the Securities, you agree to comply with all the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the 1934 Act. You confirm that you are familiar with Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act) and confirm that you have complied and will comply therewith.

          You agree that except with our consent and except as provided herein you will not, prior to the termination of this Agreement, bid for, purchase or sell, directly or indirectly, for your own account, in the open market or otherwise, or attempt to induce others to bid for, purchase or sell, either before or after the sale of the Securities, and either for long or short account, any Shares (or securities convertible into, or exercisable for, Shares) of the Company, and prior to the completion (as defined in Regulation M under the 1934 Act) of your participation in the distribution, you will otherwise comply with said Regulation M. Nothing contained in this paragraph 10 shall prohibit you from acting as broker or agent in the execution of unsolicited orders of customers for the purchase or sale of any securities of the Company.

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          We hereby confirm that we will make available to you such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act, or the rules and regulations thereunder.

          11. Upon request, you will be informed as to the states and other jurisdictions in which we have been advised that the Securities are qualified for sale under the respective securities or Blue Sky laws of such states and other jurisdictions, but neither we nor any of the Underwriters assume any obligation or responsibility as to the right of any Selected Dealer to sell the Securities in any state or other jurisdiction or as to the eligibility of the Securities for sale therein.

          12. No Selected Dealer is authorized to act as our agent or as agent for the Underwriters, or otherwise to act on our behalf or on behalf of the Underwriters, in offering or selling the Securities to the public or otherwise or to furnish any information or make any representation except as contained in the Prospectus.

          13. Nothing will constitute the Selected Dealers an association or other separate entity or partners with the Underwriters, or with each other, but you will be responsible for your share of any liability or expense based on any claim to the contrary. We and the several Underwriters shall not be under any liability for or in respect of value, validity or form of the Securities, or the delivery of the certificates for the Securities, or the performance by anyone of any agreement on its part, or the qualification of the Securities for sale under the laws of any jurisdiction, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and for obligations expressly assumed by us or by the Underwriters in this Agreement and no obligation on our part shall be implied here from. The foregoing provisions shall not be deemed a waiver of any liability imposed under the 1933 Act.

          14. Payment for the Securities sold to you hereunder is to be made at the Public Offering Price less the above-mentioned selling concession on such time and date as we may advise, at the office of APR, 450 Park Avenue, 8th Floor, New York, New York 10022, by wire transfer to the account of APR, as a Representative, or by a certified or official bank check in current New York Clearing House funds, payable to the order of APR., as a Representative, against delivery of certificates for the Securities so purchased. If such payment is not made at such time, you agree to pay us interest on such funds at the prevailing broker's loan rate.

          You agree that delivery of any Securities purchased by you shall be made through the facilities of The Depository Trust Company if you are a member thereof, unless you are otherwise notified by us in our discretion. If you are not a member of The Depository Trust Company, such delivery shall be made through a correspondent who is such a member, if you shall have furnished instructions to us (in connection with the purchase of Securities) naming such correspondent, unless you are otherwise notified by us in our discretion.

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          15. Notices to us should be addressed to us at the offices of APR, 450
Park Avenue, 8th Floor, New York, New York 10022, Attention: Michael P. Considine. Notices to you shall be deemed to have been duly given if telephoned, telefaxed, telegraphed or mailed to you at the address to which this letter is addressed.

          16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law or conflicts of law principles thereof.

          17. If you desire to purchase any Securities and act as a Selected Dealer, please confirm your application by signing and returning to us your confirmation on the duplicate copy of this letter enclosed herewith, even though you may have previously advised us thereof by telephone or telegraph. Our signature hereon may be by facsimile.

                                Very truly yours,

AUERBACH, POLLAK & RICHARDSON, INC.,        [INSERT]
As Representative of the Several            As Representative of the Several
Underwriters                                Underwriters

By: ______________________________          By: __________________________
         Michael P. Considine                        Authorized Officer


Michael P. Considine, Executive Vice President
Auerbach, Pollak & Richardson, Inc.
450 Park Avenue, 8th Floor
New York, New York 10022

          We hereby subscribe for _____________ Shares of Infinite Technology Group Ltd. in accordance with the terms and conditions stated in the foregoing Selected Dealer Agreement. We hereby acknowledge receipt of the Prospectus referred to in the Selected Dealer Agreement. We further state that in purchasing said Shares we have relied upon said Prospectus and upon no other statement whatsoever, whether written or oral. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either (i) a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended, who hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. As a member of the NASD, we hereby agree to comply with all of the provisions of NASD Conduct Rules. If we are a foreign Selected Dealer, we agree to comply with the provisions of Rule 2740 of the Conduct Rules, and if we are a foreign dealer and not a member


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of the NASD, we agree to comply with the NASD's interpretation with respect to free-riding and withholding, and agree to comply, as though we were a member of the NASD, with provisions of Rules 2730 and 2750 of such Conduct Rules, and to comply with Rule 2420 thereof, as that Rule applies to non-member foreign dealers.

                                    Firm: ________________________

                                    By: __________________________
                                             (Name and Position)

                           Address: ____________________________

                                    ____________________________

                   Telephone No.: ____________________________

                   Facsimile No.:  ____________________________


Dated: _________________, 2000


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